SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2013

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2013, the Board of Directors (the "Board") of The Female Health Company (the "Company") appointed Andrew S. Love as a director of the Company for a term ending at the 2014 annual meeting of the shareholders.  Mr. Love has not been appointed to any committee of the Board at this time.

Mr. Love is Chairman and Co-Chief Executive Officer of Love Savings Holding Company, the holding company of Heartland Bank.  Mr. Love brings more than 40 years of investment, banking and real estate experience to the Board.  He will be subject to the Company's standard compensation arrangement for non-employee directors, which is disclosed in the Company's proxy statement.

The Company's Nominating and Corporate Governance Committee recommended that Mr. Love be appointed as a director and the Board has concluded that Mr. Love is an "independent director" under the rules of the NASDAQ Stock Market.

A copy of the press release announcing the appointment of Mr. Love is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.03           Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On May 13, 2013, the Board adopted an amendment to the Amended and Restated By-Laws of the Company to provide that the number of directors of the Company will range from five to ten, as may be designated by the Board.  The full text of the amendment to the Company's Amended and Restated By-Laws is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

3.1 -- Amendment to Amended and Restated By-Laws of The Female Health Company.

99.1 -- Press Release of The Female Health Company, issued May 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  May 14, 2013
BY /s/ Michele Greco
        Michele Greco, Vice President
            and Chief Financial Officer